Exhibit 10.13

FINANCIAL INSTITUTIONS, INC.

EXECUTIVE INCENTIVE PLAN

1.
Establishment of Plan.

Financial Institutions, Inc. (the "Company") intends to provide annual cash incentive award opportunities for eligible executives of the Company and its Subsidiaries (defined below) through the use of this Financial Institutions, Inc. Executive Incentive Plan (the "Plan"). The objective of the Plan is to align the interests of Participants (defined below) with the interests of the Company and its Subsidiaries in obtaining superior financial results. The Plan was first approved by the Management Development and Compensation Committee of the Board of Directors of the Company (the "Committee") on March 19, 2021, to be effective as of January 1, 2021.

2.
Definitions.

For purposes of the Plan, the following terms shall have the following meanings:

a.
"Award" means the cash incentive award opportunity granted to a Participant under the Plan.
b.
"Award Certificate" means the award certificate given to each Participant evidencing the terms of the Participant's Award opportunity granted under the Plan, substantially in the form attached hereto as Exhibit B.
c.
"Bank" means Five Star Bank, a Subsidiary of the Company.
d.
"CEO" means the Chief Executive Officer of the Company.
e.
"Director of HR" means the Director of Human Resources of the Bank.
f.
"Disability" means (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of "Disability," the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the meaning as set forth under the long-term disability plan applicable to the Participant as may be amended from time to time, and in the event there is no such plan applicable to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.
g.
"Funding Percentage" of a Performance Requirement means the percentage used to determine the Award Pool, which is based on the Performance Goal achieved for the Performance Requirement.
h.
"Participant" means an executive officer or senior executive of the Company or a Subsidiary who has been selected by the Committee and granted an Award opportunity under the Plan.

i.
"Performance Goal" means the threshold, target and maximum performance goals for each Performance Requirement, as set forth in the applicable Plan Year Schedule.
j.
"Performance Period" means the Plan Year specified in the applicable Plan Year Schedule.
k.
"Performance Requirement" means a performance requirement measured during a Performance Period, as set forth in the applicable Plan Year Schedule.
l.
"Plan Year" means January 1 to December 31 of a specified year.
m.
"Plan Year Schedule" means the Schedule containing the general terms of the Awards for a given Plan Year, substantially in the form attached hereto as Exhibit A.
n.
"Retire" and "Retirement" mean the resignation or voluntary termination of employment of a Participant after attainment of age 65 and ten or more years of service with the Company or a Subsidiary.
o.
"Subsidiary" means any subsidiary of the Company within the meaning of Rule 405 of the Securities Act of 1933, as amended.
p.
"Weighting Percentage" means the weighting given to a Performance Requirement, as set forth in the applicable Plan Year Schedule.
3.
Administration.
a.
Committee. The Plan shall be administered by the Committee. The Committee has the exclusive power, authority and discretion to: (i) designate the Participants for a Plan Year, and if applicable, a Participant's Annual Percentage, Deferral Percentage, Deferral Performance Period and Deferral Performance Requirements; (ii) establish and review an Award's Performance Requirements and their respective Weighting Percentages, Performance Goals and Funding Percentages for a Performance Period; (iii) determine whether and to what extent the Performance Requirements and the Deferral Performance Requirements were achieved for the Performance Period and the Deferral Performance Period, respectively; (iv) calculate the Funding Percentages, the Aggregate Funding Percentage (as defined below) and the amount of the Award Pool resulting from the achievement of the Performance Requirements for a Performance Period; (v) determine the Earned Amount (as defined below) of an Award payable to any Participant based on such objective or subjective factors as the Committee shall deem relevant; (vi) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; (vii) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and (viii) approve, modify, amend, or terminate the Plan as provided herein. The Committee's interpretation of the Plan and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
b.
Delegation. In accordance with applicable law, the Committee may delegate any of the responsibilities listed above in Section 3(a) to the CEO or the Director of HR, or may receive recommendations from such individuals regarding such responsibilities. Any reference herein to the Committee shall be deemed to include any person to whom any duty of the Committee has been delegated pursuant to this Section 3(b).

4.
Eligibility.
a.
Selection. For each Plan Year, the Committee will select the executive officers and senior executives who will participate in the Plan for the upcoming Plan Year, and those executives, if any, to be included in the mandatory deferral portion of the Plan for such Plan Year.
b.
Notification. Following the selection of Participants by the Committee for a Plan Year, each selected Participant shall be notified of his or her participation in the Plan for the Plan Year, and shall receive an Award Certificate (together with the Plan Year Schedule for the Plan Year) setting forth the terms of his or her participation in the Plan for the Plan Year.
5.
Award Pool.
a.
Gateway Requirement. As soon as practicable following the end of the Plan Year, the Committee will determine the Tier 1 capital ratio of the Bank as determined under the final US Basel III capital framework (the "Tier 1 Capital Ratio") as of the end of the Plan Year. If the Tier 1 Capital Ratio as of the end of the Plan Year does not meet the requirement set by the Committee, the Award Pool will be zero and no Award shall be paid to any Participant for the Plan Year.
b.
Performance Results. If the Tier 1 Capital Ratio as of the end of the Plan Year meets or exceeds the requirement set by the Committee, then the Committee will determine the Performance Goal achieved for each Performance Requirement for the Performance Period. The "Aggregate Funding Percentage" for the Performance Period will be equal to the sum of the following for each Performance Requirement: (i) the Weighting Percentage for such Performance Requirement, multiplied by (ii) the Funding Percentage for such Performance Requirement based on the Performance Goal achieved, each as set forth in, and determined pursuant to, the Plan Year Schedule for the Plan Year that includes the Performance Period.
c.
Award Pool. The "Award Pool" for a Performance Period will be the Aggregate Funding Percentage for the Performance Period, multiplied by the aggregate sum of the target amount set forth in the Award Certificate for the Plan Year that includes the Performance Period (the "Target Amount") of each Participant who was employed on the last day of the Performance Period or who is entitled to a pro rata Award pursuant to Section 6(a)(ii) for the Performance Period.
6.
Awards.
a.
Determination of Awards.
i.
Earned Amount. The Committee, in consultation with the CEO and the Director of HR, will determine and approve the amount of each Participant's Award (respectively, a Participant's "Earned Amount"), if any, taking into account the Participant's Target Amount and the Participant's absolute and relative individual performance during the Plan Year; provided, however, the aggregate total of all Participants' Earned Amounts for the Plan Year may not exceed the actual Award Pool unless the Committee determined otherwise
ii.
Partial Year Participation. If a person becomes a Participant in the Plan after the beginning of a Plan Year and prior to September 30th of such Plan Year, or a Participant Retires during a Plan Year, then unless the Committee determines otherwise, the Participant's Award for such Plan Year will be prorated based on the number of days such person participated in the Plan during the Performance Period. If a person becomes a Participant in the Plan after September

30th of a Plan Year, then unless the Committee determines otherwise, the Participant is not eligible to participate in the Plan until the next Plan Year. If a Participant takes a leave of absence during the Plan Year for any reason, then unless the Committee determines otherwise, the Participant will receive a pro rata share of an Award, if any, for such Plan Year. Only the portion of the Award actually paid to a Participant pursuant to this Section 6(a)(ii) will count against the Award Pool.
b.
Annual Amount and Deferred Amount. The Earned Amount under a Participant's Award consists of two components:
i.
an Annual Amount determined in accordance with Section 7; and
ii.
if specified in a Participant's Award Certificate, a Deferred Amount determined in accordance with Section 8.
7.
Annual Amount.
a.
Calculation. A Participant's "Annual Amount" is equal to the Participant's Earned Amount determined in accordance with Section 6, multiplied by the annual percentage set forth in the Participant's Award Certificate (the "Annual Percentage"). If a Participant's Award Certificate does not contain an Annual Percentage or a Deferral Percentage (as defined below), then the Annual Percentage shall be 100%; and if a Participant's Award Certificate does not contain an Annual Percentage, but does contain a Deferral Percentage, the Annual Percentage shall be 100% minus the Deferral Percentage.
b.
Payment. Subject to Section 7(c), a Participant must be actively employed by the Company or a Subsidiary on the date that the Annual Amount is paid in order to be eligible to receive payment of the Annual Amount. The Annual Amount shall be paid to the Participant in a lump-sum cash payment as soon as administratively practicable following the end of the Performance Period, but in no event later than December 31st of the year following the end of the Performance Period. It is anticipated that payment of the Annual Amount will be made not later than March 15th of the year following the end of the Performance Period.
c.
Effects of Certain Events on the Annual Amount.
i.
Death, Disability or Retirement During the Performance Period. In the event of a Participant's death or termination of employment due to Disability during the Performance Period, the Participant shall be entitled to a pro rata Annual Amount under the Plan for the Plan Year in which the Participant's death or termination of employment due to Disability occurs equal to the product of: (1) the Target Amount of the Award multiplied by the Annual Percentage; and (2) a fraction, the numerator of which is the number of days that have elapsed in the Performance Period, and the denominator of which is 365. Such amount shall be paid to the Participant as soon as practicable following the Participant's death or termination of employment due to Disability, but in no event later than 75 days thereafter. In the event of a Participant's Retirement during the Performance Period, the Participant may be entitled to a pro rata Award under the Plan pursuant to Section 6(a)(ii).
ii.
Termination of Employment (other than Death, Disability or Retirement) During the Performance Period. If a Participant's employment is terminated for any reason other than Retirement during the Performance Period (including death or Disability), then such Participant shall not be entitled to payment of the Annual Amount or the Deferred Amount of the Award for the Plan Year in which the Participant's employment is terminated.

iii.
Death, Disability or Retirement Following the Performance Period. In the event of a Participant's death or termination of employment due to Disability or Retirement after the end of the Performance Period but prior to payment of the Annual Amount, the Participant shall continue to be entitled to payment of the Annual Amount of the Award for the Plan Year that includes the Participant's death or in which the Participant's employment is terminated due to Disability or Retirement, and such Annual Amount shall be paid at the same time and in the same form as payments made to other Participants under Section 7(b).
iv.
Change in Control. In the event of a change in control (as defined in the Financial Institutions, Inc. 2015 Long-Term Incentive Plan, as amended from time to time, and including any successor plan thereto (the "LTIP")) during the Performance Period, then all Participants shall be entitled to a pro rata Award under the Plan for the Plan Year in which the change in control occurs equal to the product of: (1) the greater of the Earned Amount under the Award, determined based on actual performance through the date of the change in control, and the Target Amount of the Award; and (2) a fraction, the numerator of which is the number of days that have elapsed in the Performance Period, and the denominator of which is 365. Such amount shall be paid to the Participants as soon as practicable following the occurrence of the change in control, but in no event later than 75 days thereafter.
8.
Deferred Amount.
a.
Calculation. To further promote prudent and sound behaviors consistent with the long-term objectives of the Company, certain Participants are required to defer a portion of the Earned Amount (the Deferred Amount) until the end of a deferral performance period specified in the Participant's Award Certificate (the "Deferral Performance Period"). A Participant's "Deferred Amount" is equal to the Participant's Earned Amount determined in accordance with Section 6, multiplied by the deferral percentage, if any, set forth in the Participant's Award Certificate (the "Deferral Percentage"). If a Participant's Award Certificate does not contain a Deferral Percentage, then the Deferral Percentage shall be 0%. At the payment date for Annual Amount, the Deferred Amount will be credited to a hypothetical recordkeeping account for the benefit of the Participant. Whether all or a portion of the Deferred Amount becomes payable to a Participant is determined based on the satisfaction of the service and/or performance requirements specified in the Participant's Award Certificate (the "Deferral Performance Requirements") for a deferral performance period specified in the Participant's Award Certificate (the "Deferral Performance Period")
b.
Payment. Subject to Section 8(c), a Participant must be actively employed by the Company or a Subsidiary on the date that the Deferred Amount is paid in order to be eligible to receive payment of the Deferred Amount. The Deferred Amount shall be paid to the Participant in a lump-sum cash payment as soon as administratively practicable following the end of the Deferral Performance Period, but in no event later than December 31st of the year following the end of the Deferral Performance Period. It is anticipated that payment of the Deferred Amount will be made not later than March 15th of the year following the end of the Deferral Performance Period.
c.
Effects of Certain Events on the Deferred Amount.
i.
Death or Disability During the Deferral Performance Period. If a Participant dies or his or her employment is terminated due to Disability during the Deferral Performance Period, then the Participant shall be entitled to a pro rata payment of the Deferred Amount equal to the product of: (1) the Deferred Amount, subject to satisfaction of the Deferral Performance

Requirements through the date of the participant's death or termination of employment due to Disability; and (2) a fraction, the numerator of which is the number of days that have elapsed in the Deferral Performance Period through the date of death or termination of employment, and the denominator of which is the total number of days in the Deferral Performance Period. Payment shall be made as soon as practicable following the Participant's death or termination of employment due to Disability, but in no event later than 75 days thereafter.
ii.
Involuntary Termination of Employment During the Deferral Performance Period. If a Participant's employment is involuntarily terminated by the Company or a Subsidiary during the Deferral Performance Period due to a reduction in force, the elimination of his or her position or the closing of his or her office, then the Committee, in its sole discretion, shall determine whether such Participant shall become entitled to a payment of all or a portion of the Deferred Amount. Any such payment shall be made as soon as practicable following the Participant's termination of employment, but in no event later than 75 days thereafter.
iii.
Retirement During the Deferral Performance Period. If a Participant Retires during the Deferral Performance Period, then the Participant shall be entitled to a pro rata payment of the Deferred Amount equal to the product of: (1) the Deferred Amount, subject to satisfaction of the Deferral Performance Requirements through the end of the Deferral Performance Period; and (2) a fraction, the numerator of which is the number of days that have elapsed in the Deferral Performance Period through the date of Retirement, and the denominator of which is the total number of days in the Deferral Performance Period. Payment shall be made at the same time and in the same form as payments made to other Participants under Section 8(b).
iv.
Death, Disability or Retirement Following the Deferral Performance Period. If a Participant dies or his or her employment is terminated due to Disability or Retirement after the end of the Deferral Performance Period but prior to payment of the Deferred Amount, then the Participant shall continue to be entitled to payment of the Deferred Amount, which shall be paid at the same time and in the same form as payments made to other Participants under Section 8(b).
v.
Change in Control. In the event of a change in control (as defined in the LTIP) during the Deferral Performance Period, then all Participants with a Deferred Amount shall be entitled to payment of such Deferred Amount as soon as practicable following the occurrence of the change in control, but in no event later than 75 days thereafter.
9.
Miscellaneous
a.
Amendment. The Committee may, at any time and from time to time, amend, modify or terminate the Plan and/or any Plan Year Schedule. Termination of the Plan after the end of the Performance Period but before Awards are paid for that Plan Year will not reduce Participants' rights to receive the Annual Amount or, if applicable, the Deferred Amount for such Plan Year. Termination or amendment of the Plan and/or any Plan Year Schedule during the Performance Period may be retroactive to the beginning of the Performance Period, at the discretion of the Committee. If a change in control occurs, no amendment or termination of the Plan after the date of the change in control may adversely affect amounts payable to a Participant without the consent of the Participant.
b.
No Right to Continued Employment. The terms and conditions of the Award, the Award Certificate, any Plan Year Schedule and the Plan shall not be deemed to constitute a contract of employment between the Company or a Subsidiary and a Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in any Award, any Award Certificate, any Plan Year Schedule or the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or a Subsidiary as an employee or to interfere with the right of the Company or a Subsidiary to discipline or discharge a Participant at any time.
c.
Withholding Taxes. The Company or a Subsidiary shall deduct the amounts required to be withheld by federal, state or local tax law from the Annual Amount and the Deferred Amount.
d.
Notices. All notices relating to the Plan to the Company shall be in writing and sent to the Director of Human Resources at 220 Liberty Street, Warsaw, NY 14569 or such other address designated by the Company. Notices to the Participant shall be addressed to the Participant at the Participant's home or work address, including via interoffice mail, as it appears on the records of Participant's employer. Any such notices may be made in electronic format or through means of online or other electronic transmission.
e.
Officer Titles. If the Company or the Bank changes the current titles of its officers, the references to specific officer titles in the Plan will be construed to mean the title of the officer in the new or revised system that, in the Company's discretion, most closely approximates the title of the officer under the current system.
f.
Compensation Recovery Policy. Notwithstanding any other provision of the Plan to the contrary, any amount received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company's compensation recovery policy, if any, or any similar policy that the Company may adopt from time to time (the "Policy"). The Participant agrees and consents to the Company's application, implementation and enforcement of (i) the Policy that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by the Participant. To the extent that the terms of the Plan and the Policy or any similar policy conflict, then the terms of such policy shall prevail.
g.
Section 280G of the Code. In the event that the accelerated payment of the Award, together with all other payments and the value of any benefit received or to be received by the Participant, would result in all or a portion of such payment being subject to excise tax (the "Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Participant's payment shall be either (a) the full payment or (b) such lesser amount that would result in no portion of the payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. Any such reduction shall be made by the Company in compliance with all applicable legal authority, including Section 409A (defined below). All determinations required to be made under this Section shall be made by the nationally recognized accounting firm which is the Company's outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax, which firm must be reasonably acceptable to the Participant (the "Accounting Firm"). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. Notice must be given to the Accounting Firm within 15 business days after an event entitling the

Participant to a payment under Section 7(c)(iii) or Section 8(c)(iv). All fees and expenses of the Accounting Firm shall be borne solely by the Company.
h.
Section 409A. The compensation under the Plan is intended to be exempt from or comply with the requirements of Section 409A of the Code and any regulations promulgated and other guidance issued thereunder (collectively, "Section 409A"), and the Plan shall be administered and interpreted consistent with such intention. The preceding sentences, however, shall not be construed as a guarantee by the Company or any Subsidiary of any particular tax effect to Participants under the Plan. The Company and its Subsidiaries shall not be liable to any Participant for any payment made under the Plan that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under the Plan as an amount includible in gross income under Section 409A.
i.
Governing Law. The Plan, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

* * * * *

EXHIBIT A

FINANCIAL INSTITUTIONS, INC.

EXECUTIVE INCENTIVE PLAN

PLAN YEAR SCHEDULE

EXHIBIT B

FINANCIAL INSTITUTIONS, INC.

EXECUTIVE INCENTIVE PLAN

AWARD CERTIFICATE

Financial Institutions, Inc., a New York financial holding company (the "Company"), hereby grants to the Participant set forth below, as of the Award Date set forth below, a cash Award (the "Award"), based on attainment of the Performance Requirements and as determined pursuant to the terms of the Financial Institutions, Inc. Executive Incentive Plan (the "Plan") and the applicable Plan Year Schedule.

Participant Tier: [__________]

Award Date: [__________]

Plan Year: [__________]

Target Amount: [__________]%

The applicable Performance Period, Performance Requirements, Performance Goals, Weighting Percentages and Funding Percentages are set forth in the attached Plan Year Schedule.

Deferred Amount (if applicable)

Annual Percentage: [___]%

Deferral Percentage: [___]%

Deferral Performance Period: [___]

Deferral Performance Requirements. The Deferred Amount is subject to the additional Deferral Performance Requirements:

a.

b.

The Award is subject to the terms and conditions set forth in this Award Certificate, the applicable Plan Year Schedule and the Plan. All terms and provisions of the Plan, as the same may be amended from time to time, are incorporated and made part of this Award Certificate. If any provision of this Award Certificate is in conflict with the terms of the Plan, then the terms of the Plan shall govern. All capitalized terms used in this Award Certificate and not defined herein shall have the meanings assigned to them in the Plan. The Participant hereby expressly acknowledges receipt of a copy of the Plan.

IN WITNESS WHEREOF, the parties have executed this Award Certificate as of the Award Date.

FINANCIAL INSTITUTIONS, INC.

By: ___________________

Name: ___________________

Title: ___________________

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Award Certificate, the applicable Plan Year Schedule and the Plan.

____________________________ _________________________

Participant Signature Date

____________________________

Participant Name (printed)